Exhibit 10.2

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P.
745 5th Avenue, 18th Floor
New York, New York 10151

August 14, 2007

PRC Williston LLC
777 Post Oak Blvd.
Suite 910
Houston, Texas 77056
Attention: Wayne P. Hall, Chief Executive Officer

Re:
Credit Agreement dated as of February 16, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among PRC Williston LLC (the “Borrower”) D. B. Zwirn Special Opportunities Fund, L.P., as Administrative Agent (“Administrative Agent”) and the financial institutions that are or may become lenders thereunder (“Lenders”).

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement for all purposes. Any capitalized term used herein that is not defined herein shall have the meaning attributed to it in the Credit Agreement. Unless otherwise noted herein, all references to sections herein shall refer to sections in the Credit Agreement. You have requested that the Lenders and the Administrative Agent extend the date of the prepayment of the Loans required pursuant to Section 9.23 and Borrower’s compliance with the requirements under Section 10.01. Administrative Agent and the Lenders agree to extend the date that any prepayment required under Section 9.23 is due until October 31, 2007 (“Repayment Date”) and not require Borrower to comply with Section 10.01 until September 30, 2007 subject to the terms of this Letter Agreement.

In consideration for extending the prepayment date provided for in Section 9.23 and not requiring Borrower to comply with Section 10.01 until September 30, 2007, Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a fee equal to $250,000 (“Postponement Fee”). Such Postponement Fee shall be deemed to be earned and payable as of the date of this Letter Agreement. Borrower will pay to the Administrative Agent the Postponement Fee on the date of this Letter Agreement and Lenders agree that they will make an advance to the Borrower under the Credit Agreement, which will be a Loan for all purposes under the Credit Agreement, in order for the Borrower to pay the Postponement Fee. The prepayment of the Loans required under Section 9.23 shall be made through a payment outside of the waterfall payments provided for in Article VI of the Credit Agreement. Such prepayment that is required under Section 9.23 will come from a capital contribution of the holders of the Equity Interest of the Borrower and will be in addition to and not in substitution of any payments under Article VI of the Credit Agreement. Failure to make the prepayment required by Section 9.23 by the Repayment Date shall constitute an Event of Default under Credit Agreement. This Letter Agreement shall be deemed a Loan Document for all purposes.

Except for the waivers and extensions as specifically provided for herein, Borrower acknowledges and agrees that there are no other amendments, modifications or waivers with respect to the Credit Agreement and that the Credit Agreement remains in full force and effect as originally entered into. This Letter Agreement shall be deemed a Loan Document for all purposes.

In addition, the Borrower acknowledges and agrees that Section 2(c) of each of the Participation Agreements is no longer in effect and that the Applicable Equity Percentage as used in each of the Participation Agreements was not reduced as there was no equity raise by the Borrower prior to 180 days after the Effective Date.

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If the foregoing is acceptable to you please indicate your acknowledgement and agreement to the terms and provisions of this Letter Agreement by executing this Letter Agreement in the space provided below.

Sincerely,

D.B. ZWIRN SPECIAL OPPORTUNITIES FUND, L.P., as Administrative Agent

By: D.B. Zwirn Partners, LLC

By: /s/ David C. Lee
Name: David C. Lee
Title: Authorized Signatory

AGREED TO AND ACCEPTED
THIS 14th DAY OF AUGUST, 2007:

PRC WILLISTON LLC

By:       /s/ Wayne P. Hall
Name:  Wayne P. Hall
Title:    Chief Executive Officer